[DRESSER-RAND]
                                                  1200 West Sam Houston Pkwy. N.
                                                            Houston, Texas 77043
                                                            www.dresser-rand.com


For Immediate Release
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     Dresser-Rand Announces Share Repurchase Program of up to $150 Million

Houston, Texas, April 24, 2008 - Dresser-Rand Group Inc. ("Dresser-Rand" or the "Company") (NYSE: DRC), a global supplier of rotating equipment, announced today that its board of directors has authorized the repurchase of up to $150 million of its common stock, which is approximately 5 percent of the Company's outstanding shares. As of March 31, 2008, Dresser-Rand had 86.0 million shares of common stock outstanding.

Stock repurchases under this program may be made through open market or privately negotiated transactions in accordance with all applicable laws, rules, and regulations. The transactions may be made from time to time and in such amounts, as management deems appropriate and will be funded from available working capital. The number of shares to be repurchased and the timing of repurchases will be based on several factors, including the price of the Company's common stock, general business and market conditions, and other investment opportunities, including acquisitions. The stock repurchase program does not have an expiration date and may be limited or terminated at any time by the Board of Directors without prior notice. Dresser-Rand's President and Chief Executive Officer Vincent R. Volpe Jr. said, "Given our attractive stock price, significantly improved capital structure, free cash flow, and continued confidence in our outlook, the authority to repurchase shares reflects our commitment to building stockholder value."

Dresser-Rand is among the largest suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries. The Company operates manufacturing facilities in the United States, France, Germany, Norway, India, and China, and maintains a network of 28 service and support centers covering more than 140 countries.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements with respect to planned or proposed repurchase of shares of common stock. Forward-looking statements include, without limitation, the Company's plans, objectives, goals, strategies, future events, future revenue, or performance, capital expenditures, financing needs, plans, or intentions relating to acquisitions, business trends, executive compensation, and other information that is not historical information. The words "anticipate", "believes", "expects," "intends", and similar expressions identify such forward-looking statements. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include, among others, the following: potential for material weaknesses in its internal controls; economic or industry downturns; its inability to implement its business strategy to increase aftermarket parts and services revenue; competition in its markets; failure to complete or achieve the expected benefits from any future acquisitions; economic, political, currency and other risks associated with international sales and operations; fluctuations in currencies and volatility in exchange rates; loss of senior management; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; unexpected product claims and regulations; infringement on its intellectual property or infringement on others' intellectual property; difficulty in implementing an information management system; and the Company's brand name may be confused with others. These and other risks are discussed in detail in the Company's filings with the Securities and Exchange Commission at www.sec.gov. Actual results, performance, or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition. The Company undertakes no obligation to update or revise forward- looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. For information about Dresser-Rand, go to its website at www.dresser-rand.com.

Investor Contact: Blaise Derrico, Director Investor Relations (713) 973-5497

DRC-FIN